EXHIBIT 10.6

                                WARRANT AGREEMENT


     THIS AGREEMENT is made and entered into as of this 30th day of September, 2000, by and between NICOLET NATIONAL BANK, Green Bay, Wisconsin, a national banking association (the "Bank"), and __________________________________________
("Warrant Holder").


                               W I T N E S S E T H
                               - - - - - - - - - -


     WHEREAS, Warrant Holder served as an organizer in the formation of the Bank; and

     WHEREAS, Warrant Holder purchased ___________ shares of $5.00 par value common stock offered by the Bank in its initial stock offering, at a price of $10.00 per share; and

     WHEREAS, Warrant Holder will provide services to the Bank as a director of the Bank; and

     WHEREAS, the Bank, in recognition of the financial risk undertaken by Warrant Holder in organizing the Bank, desires to provide Warrant Holder with the right to purchase one share of common stock for each share of common stock Warrant Holder purchased in the Bank's initial offering of common stock, up to a maximum of 7,500 shares;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Grant of Warrant. Subject to the terms, restrictions, limitation
            ----------------
and conditions stated herein, the Bank hereby grants to Warrant Holder a warrant (the "Warrant") to purchase all or any part of an aggregate of 7,500 shares of the common stock, subject to adjustment in accordance with Section 7 hereof.

     2.     Term.
            ----

          (a) The term for the exercise of the Warrant begins at 9:00 a.m., Eastern Time, on the one-year anniversary of the close of the Bank's initial stock offering (the "Close Date") and ends at 5:00 p.m., Eastern Time, on the earlier of the tenth anniversary of the Close Date or 90 days after Warrant Holder ceases to serve as a director of the Bank (the "Expiration Time"). The Warrant will vest at the rate of 1/3 per year beginning on the first anniversary of the Close Date. On each subsequent anniversary of the Close Date, an additional 1/3 of the Warrant shall vest. The vested portion of the Warrant may be exercised in whole, or from time to time in part, at any time prior to the Expiration Time.


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          (b)   Notwithstanding any other provision of this Agreement, if the
     Bank's capital falls below the minimum requirements contained in 12 CFR 3 or below a higher requirement as determined by the OCC, the OCC may direct the Bank to require the Warrant Holder to exercise or forfeit his or her Warrant. The Bank will notify the Warrant Holder within 45 days from the date the OCC notifies the Bank in writing that the Warrant Holder must exercise or forfeit this Warrant. The Bank will cancel the Warrant if not exercised within 21 days of the Bank's notification to the Warrant Holder. The Bank agrees to comply with any OCC request that the Bank invoke its right to require the Warrant Holder to exercise or forfeit his or her Warrant under the circumstances stated above.

     3.     Purchase Price. The price per share to be paid by Warrant Holder for
            --------------
the shares of common stock subject to this Warrant shall be $10.00, subject to adjustment as set forth in Section 6 hereof (such price, as adjusted, hereinafter called the "Purchase Price").

     4.     Exercise of Warrant.  The Warrant may be exercised by Warrant Holder
            -------------------
by delivery to the Bank, at the address of the Bank set forth under Section 10(a) hereof or such other address as to which the Bank advises Warrant Holder pursuant to Section 10(a) hereof, of the following:

          (a) Written notice of exercise specifying the number of shares of common stock with respect to which the Warrant is being exercised; and

          (b) A cashier's or certified check payable to the Bank for the full amount of the aggregate Purchase Price for the number of shares as to which the Warrant is being exercised.

     5.     Issuance of Shares.  Upon receipt of the items set forth in Section
            ------------------
4, and subject to the terms hereof, the Bank shall cause to be delivered to Warrant Holder stock certificates for the number of shares specified in the notice to exercise, such share or shares to be registered under the name of Warrant Holder. Notwithstanding the foregoing, the Bank shall not be required to issue or deliver any certificate for shares of the common stock purchased upon exercise of the Warrant or any portion thereof prior to the fulfillment of the following conditions:

          (a) The admission of such shares for listing on all stock exchanges on which the common stock is then listed;

          (b) The completion of any registration or other qualification of such shares which the Bank shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body, which the Bank shall determine to be necessary or advisable; or


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          (d) The lapse of such reasonable period of time following the exercise of the Warrant as the Bank from time to time may establish for reasons of administrative convenience.

     The Bank shall have no obligation to obtain the fulfillment of these conditions; provided, however, Warrant Holder shall have one full calendar year after these conditions have been fulfilled to exercise his or her warrants granted herein, notwithstanding any other provision herein.

     6.     Antidilution, Etc.
            ------------------

          (a) If, prior to the Expiration Time, the Bank shall subdivide its outstanding shares of common stock into a greater number of shares, or declare and pay a dividend of its common stock payable in additional shares of its common stock, the Purchase Price as then in effect shall be proportionately reduced, and the number of shares of common stock then subject to exercise under the Warrant (and not previously exercised) shall be proportionately increased.

          (b) If, prior to the Expiration Time, the Bank shall combine its outstanding shares of the common stock into a smaller number of shares, the Purchase Price, as then in effect, shall be proportionately increased, and the number of shares of common stock then subject to exercise under the Warrant (and not previously exercised), shall be proportionately reduced.

     7.     Reorganization, Reclassification, Consolidation or Merger. If, prior
            ---------------------------------------------------------
to the Expiration Time, there shall be any reorganization or reclassification of the common stock (other than a subdivision or combination of shares provided for in Section 6 hereof), or any consolidation or merger of the Bank with another entity, Warrant Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Bank or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of the common stock, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and in any case, appropriate adjustment (as determined by the Board of Directors of the Bank in its sole discretion) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of Warrant Holder to the end that the provisions set forth herein (including the adjustment of the Purchase Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as may reasonably be practicable, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

     8.     Notice of Adjustments.  Upon any adjustment provided for in Section
            ---------------------
6 or Section 7 hereof, the Bank, within 30 days thereafter, shall give written notice thereof to Warrant Holder at the address set forth under Section 10(a) hereof or such other address as Warrant Holder may advise the Bank pursuant to
Section 10(a) hereof, which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.


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     9.    Transfer and Assignment.
           -----------------------

          (a) Neither this Warrant nor any rights hereunder are assignable or transferable by Warrant Holder otherwise than by will or under the laws of descent and distribution. During Warrant Holder's lifetime, this Warrant is exercisable only by Warrant Holder (or by Warrant Holder's guardian or legal representative, should one be appointed). More particularly, but without limiting the generality of the foregoing, this Warrant may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant shall be null and void and without legal effect.

          (b) Shares of common stock acquired by exercise of the Warrant granted hereby may not be transferred or sold unless the transfer is exempt from further regulatory approval or otherwise permissible under applicable law, including state and federal securities laws, and will bear a legend to this effect.

     10.     Miscellaneous.
             -------------

          (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or facsimile transmission, or if mailed, by postage prepaid first class mail, on the third business day after mailing, to the following address (or at such other address as a party may notify the other hereunder):

          To the Bank:

               Nicolet National Bank
               110 South Washington Street
               Green Bay, Wisconsin  54301
               Fax:  920/430-7580
               Attention:     Robert B. Atwell,
                              President and Chief Executive Officer

          To Warrant Holder:

               ____________________________
               ____________________________
               ____________________________


          (b) The Bank covenants that it has reserved and will keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of common stock to permit the exercise hereof in full.


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          (c)  No holder of this Warrant, as such, shall be entitled to vote or receive dividends with respect to the shares of common stock subject hereto or be deemed to be a shareholder of the Bank for any purpose until such common stock has been issued.

          (d) This Warrant may be amended only by an instrument in writing executed by the party against whom enforcement of amendment is sought.

          (e) This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          (f) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the Bank has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed hereto, and Warrant Holder has executed this Warrant under seal, all as of the day and year first above written.


                                NICOLET NATIONAL BANK


                                By:
                                   ----------------------------------------
                                      Robert B. Atwell
                                      President and Chief Executive Officer



                                WARRANT HOLDER


                                                                (SEAL)
                                --------------------------------


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